Exhibit 10.1

RESOLUTION of THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the RESOLUTION duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 1st day of September, 2020;

The Board of Directors which was present for this meeting & took active part therein was:

DAVID GROSSMAN

DAVID FREIDENBERG

GIL FEILER

WHEREAS there has been presented to and considered by this meeting a Motion to appoint our Chief Financial Officer,

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, and pursuant to DGCL §141, the Directors unanimously has RESOLVED:

THAT Gadi Levin is appointed Chief Financial Officer of the Company and all its subsidiaries (the “Group”) and that Gadi Levin, shall receive 360,000 Restricted Stock Units, that will vest quarterly over 3 years.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 1st September, 2020

__/S/ David Grossman__________

DAVID GROSSMAN

_/S/ David Freidenberg_________

DAVID FREIDENBERG

_/S/ Gil Feiler_______________

GIL FEILER